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                                                               Exhibit 10.3 (12)

                              AMENDMENT NO. 5 TO
                          THE A. H. BELO CORPORATION
                        1986 LONG TERM INCENTIVE PLAN

       WHEREAS, A. H. Belo Corporation (the "Company") has heretofore adopted The A. H. BELO CORPORATION 1986 LONG TERM INCENTIVE PLAN (the "1986 Plan"); and

       WHEREAS, pursuant to the provisions of Paragraph 18 of the 1986 Plan, the Board of Directors of the Company desires herein to amend the 1986 Plan;

       NOW, THEREFORE the 1986 Plan is hereby amended as follows:

       1. Subject to the approval of the holders of a majority of the voting power of shares present in person or by proxy at the 1989 Annual Meeting of Shareholders of the Company to be held on May 3 1989, or any adjournment thereof, Paragraph 2 of the 1986 Plan is hereby amended by substituting the number "2,400,000" at each place the number "1,200,000" currently appears.

       2. The first additional paragraph added to Paragraph 2 of the 1986 Plan by Amendment No. 4 to the 1986 Plan is hereby amended and restated in its entirety to read as follows:

       "Provided that shares of Series B Common Stock are issued and outstanding, (i) each option to purchase shares of Common Stock granted after May 13, 1988 shall be an option to purchase shares of Series B Common Stock and (ii) each award of restricted shares after May 13, 1988 shall be an award of restricted shares of Series B Common Stock (each event in clauses (i) and (ii) subject to adjustment as described in Paragraph 16). Notwithstanding the foregoing, in the event such a grant or award with respect to Series B Common Stock would cause the Series A Common Stock to be excluded from trading on the New York Stock Exchange, the American Stock Exchange, or other national securities exchanges, or to be excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any other national quotation system then in use, in the discretion of the Committee such grants of options to purchase shares and awards of restricted shares after May 13, 1988 shall be with respect to Series A Common Stock. In the event that all issued and outstanding shares of Series B Common Stock are converted into shares of Series A Common Stock, (i) each option to purchase shares of Series B Common Stock will automatically convert into an option to purchase a like amount of shares of Series A Common Stock or Common Stock, as the case may be, and (ii) each restricted
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        share of Series B Common Stock will automatically convert into a restricted share of Series A Common Stock or Common Stock, as the case may be."

        3. As an adjustment for the distribution of shares of Series B Common Stock on May 19, 1988, the additional paragraphs added to Paragraph 4 by Amendment No. 3 to the 1986 Plan are hereby amended by substituting the number "10,000" at each place the number "5,000" currently appears.


        4. The following shall be added at the end of Paragraph 7
(c):
         "An option holder may also make payment at the time of exercise of an option by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes."

        5. Paragraph 14(a) is hereby amended and restated in its entirety as follows:

         "In the event that the employment of an employee to whom an option, right or limited right has been granted under the 1986 Plan shall be terminated (except as set forth in paragraph 15 ), such option, right or limited right may, subject to the provisions of the 1986 Plan, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within 3 months after such termination, or, in the case of an employee whose termination results from retirement from active employment at or after the earliest permissible retirement date (the "Early Retirement Age" ) specified in the G. B. Dealey Retirement Pension Plan, or any successor qualified retirement plan of the Corporation, one of its subsidiaries or a parent covering such employee (the "Pension Plan"), within 3 years after such termination, but in no case later than the date on which the option, right or limited right terminates; provided, however, that any option, right or limited right held by an employee whose employment is terminated for cause (as determined by the Board of Directors of the Corporation in its sole discretion) or an employee who leaves the employe of the Corporation voluntarily (other than after an Acceleration Date) shall, to the extent not theretofore exercised, forthwith terminate."
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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the officer thereunto duly authorized as of the 22nd day of February, 1989.


                                            A. H. BELO CORPORATION


                                            By:  /s/ ROBERT W. DECHERD
                                               ---------------------------

                                            Title: Chief Executive Officer
                                                  ------------------------






ATTEST:


/s/ MICHAEL J. MCCARTHY
- --------------------------
        Secretary